As filed with the Securities and Exchange Commission on February 10, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	81-2744449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Vera Therapeutics, Inc.

8000 Marina Boulevard, Suite 120

Brisbane, California 94005

(650) 770-0077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marshall Fordyce, M.D.

President and Chief Executive Officer

8000 Marina Boulevard, Suite 120

Brisbane, California 94005

(650)

770-0077

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet Brett White Alexa Ekman Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000	Sean Grant Chief Financial Officer 8000 Marina Boulevard, Suite 120 Brisbane, California 94005 (650) 770-0077	Heidi Mayon Jesse Nevarez Goodwin Procter LLP 601 Marshall Street Redwood City, California 94063 (650) 752-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    (333-262569)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement (the “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the sole purpose of increasing the aggregate number of shares of Class A common stock offered by Vera Therapeutics, Inc. (the “Registrant”) by 1,142,026 shares, 148,959 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s Class A common stock. The contents of the Registration Statement on Form S-1 (File No. 333-262569), including all exhibits thereto (the “Prior Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on February 9, 2022, are incorporated by reference into this Registration Statement. The additional shares of Class A common stock that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Cooley LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-262569), originally filed with the Commission on February 7, 2022 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brisbane, State of California, on this 10th day of February, 2022.

VERA THERAPEUTICS, INC.
By:	/s/ Marshall Fordyce
Name:	Marshall Fordyce, M.D.
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall Fordyce Marshall Fordyce, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 10, 2022

/s/ Sean Grant Sean Grant	Chief Financial Officer (Principal Financial Officer)	February 10, 2022

/s/ Joseph Young Joseph Young	Senior Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	February 10, 2022

* Kurt von Emster, C.F.A.	Chairperson of the Board	February 10, 2022

Signature	Title	Date

* Andrew Cheng, M.D., Ph.D.	Director	February 10, 2022

* Beth Seidenberg, M.D.	Director	February 10, 2022

* Maha Katabi, Ph.D.	Director	February 10, 2022

* Patrick Enright	Director	February 10, 2022

* Scott Morrison	Director	February 10, 2022

* Kimball Hall	Director	February 10, 2022

*By:	/s/ Marshall Fordyce
Marshall Fordyce, M.D.
Attorney-in-fact